WALGREEN PROFIT-SHARING RESTORATION PLAN AMENDMENT NO. 1


                              I

Section 3.1 (a) shall be amended effective October 12, 1994, to read as follows:

     (a) Nondiscrimination Limitations. The Company shall pay the amounts, if any, which would be contributed by the Company on the Participant's behalf under the Profit-Sharing
          Plan for the plan year of the Profit-Sharing
          Plan, or portion thereof, which coincides with the plan year hereunder (as adjusted by Section 3.3) but which are not so contributed solely because of the limitations of Section
          401(a)(17), 401(k), 401(m), and 402(g) of the
          Internal Revenue Code of 1986 (the "Code");

                             II

Section 3.1(b) shall be amended, effective October 12, 1994, to read as follows:

     (b) Contribution Limitations. The Company shall pay the amounts, if any, which would be contributed by the Company on the Participant's behalf under the Profit-Sharing
          Plan for the plan year of the Profit-Sharing
          Plan, or portion thereof, which coincides with the plan year hereunder (as adjusted by Section 3.3), but which is not so contributed solely because of the limitations of Section
          415 of the Code;

                             III

A new section 3.3 shall be added to the Plan, effective October
12, 1994, to read as follows:

3.3  Adjustments for Mandatory Code Section 162(m) Deferrals.
     For purposes of subsection 3.1(a) and subsection 3.1(b), the amounts, if any, which would have been contributed for a plan year by the Company to the Profit-Sharing Plan for a Participant whose applicable remuneration (as defined in Code Section 162(m)) for such plan year was subject to a mandatory deferral pursuant to a Company plan, shall be determined as though no such mandatory deferral had occurred. In no event shall payments of such deferred amounts while a Participant is an Active Participant in the Profit-Sharing Plan be treated as compensation for purposes of this Plan.

                             IV

In all respects, except as otherwise set forth, the Plan shall remain in force and effect.